Exhibit 99.1

NRG Energy Inc. to Acquire Premier Power Portfolio from LS Power; Transforming Generation Fleet for Growing Demand

Doubles NRG’s Generation Capacity with Irreplicable Natural Gas Assets in the Northeast and Texas; Adds Leading C&I VPP Platform

Immediately and Highly Accretive to Adjusted EPS; NRG Increases 5-year Adjusted EPS CAGR from +10% to +14%, Before Upside Opportunities

Enhances Capabilities to Serve Rapidly Growing Demand with Tailored, Customized Supply Solutions for Customers

Enhances Credit Profile and Supports $1 Billion in Annual Share Repurchases Until < 3.0x Leverage Target Reached; then Returning to 80/20 Capital Allocation Framework

NRG to Host Conference Call and Webcast Today at 9:00 a.m. Eastern Time

HOUSTON and NEW YORK– May 12, 2025 – NRG Energy Inc. (NYSE: NRG) and LS Power Equity Advisors, LLC (“LS Power”) today announced that they have entered into a definitive agreement under which NRG will acquire a portfolio of natural gas generation facilities and a commercial and industrial virtual power plant (C&I VPP) platform from LS Power (the “Portfolio”) in a cash and common stock transaction valued at approximately $12.0 billion Enterprise Value, representing an acquisition multiple of 7.5x 2026 EV/EBITDA, or 50% of estimated new build replacement cost.

This acquisition doubles NRG’s generation capacity with the addition of 18 natural gas-fired facilities totaling approximately 13 GW. These facilities, located across nine states, expand NRG’s generation footprint in the Northeast and Texas, where most of its load is located. In addition, NRG is acquiring CPower, a leading C&I VPP platform. CPower operates in all the country’s deregulated energy markets and has approximately 6 GW of capacity representing more than 2,000 commercial and industrial customers.

“This acquisition transforms NRG’s generation fleet and broadens our customized product offerings, enhancing our ability to bring the future of energy to millions of customers across the U.S.,” said Larry Coben, NRG Chair, President & Chief Executive Officer. “The transaction is financially compelling as it strengthens our credit profile and turbocharges NRG’s growth rate, while also supporting continued robust capital returns. We are in the early stages of a power demand supercycle, and we are excited to lead the way with reliable energy solutions that will drive considerable value for NRG and all of our stakeholders.”

“This transaction is a significant milestone for our firm and investors,” said Paul Segal, Chief Executive Officer of LS Power. “Over time, LS Power has carefully assembled, expanded, redeveloped, repositioned, and operated this generation portfolio, which is uniquely situated to meet the growing energy demand in the markets it serves. In the capable hands of the NRG team, these projects, along with CPower, will continue to provide critical services to the grid, enhancing both its resilience and affordability. As we have since our founding in 1990, LS Power will continue to invest in and develop secure and reliable energy infrastructure across the U.S.”

Strategic and Acquisition Benefits

•	Transforms NRG’s Generation Fleet with Irreplicable, High-Quality Assets in Core Markets

The acquisition will double NRG’s generation capacity to 25 GW, adding modern, flexible natural gas assets that cannot be replicated. These new quick-start facilities, serving the Northeast and Texas markets, optimize NRG’s ability to serve customers, simplify risk management, and lower cost-to-serve.

•	Immediately and Highly Accretive with Compelling 5-Year Outlook

The acquisition is expected to be immediately accretive to NRG’s Adjusted Earnings Per Share. Given the visible, sustained growth expected to be created by the acquisition, NRG is increasing its stated long-term compounded annual growth rate (CAGR) target for Adjusted Earnings per Share to at least 14%, from the current at least 10% target, without including upside opportunities such as data centers or increased pricing from tightening markets. NRG expects to return approximately $9.1 billion of capital to NRG shareholders through share repurchases and common dividends over this period.

•	Creates Optionality and Boosts Upside Opportunities from the Power Market Supercycle

After the transaction, NRG will have a larger, more flexible platform across core Northeast and Texas markets, increasing NRG’s asymmetric gearing to tightening supply and large load demand growth.

The acquisition expands NRG’s capabilities to serve rapidly growing demand for tailored, long-term supply solutions for customers – particularly data centers. It also enhances NRG’s additionality offerings through 1+ GW of potential uprates, additional sites for potential development or colocation opportunities, and a differentiated C&I VPP platform.

•	Enhanced Credit Profile Reinforces Financial Strength

NRG will maintain a strong balance sheet, with its current credit ratings expected to be affirmed by S&P, Moody’s, and Fitch. Following the acquisition, NRG’s enhanced credit profile supports an increase in its target investment-grade leverage ratio to below 3.0x Net Debt to Adjusted EBITDA, from currently stated target range of 2.50x to 2.75x. The Company expects robust pro forma cash flows to drive rapid deleveraging and is committed to achieving its target leverage ratio within 24 to 36 months following closing.

•	Value-Creating Capital Allocation Continues, Including Capital Returns and Strategic Investments

The acquisition meaningfully exceeds NRG’s stated hurdle rates of 12-15% unlevered, pre-tax. NRG remains committed to substantial and consistent capital return, including significant annual share repurchases and 7-9% annual dividend per share growth, while prioritizing a strong balance sheet. NRG expects to execute $1 billion in annual share repurchases until it reaches its < 3.0x leverage target, after which it expects to return to its 80/20% capital allocation framework.

For 2025, the Company reiterates its previously announced capital allocation plan of $1.3 billion in share repurchases and common stock dividends of approximately $345 million.

Acquisition Terms and Approvals

The transaction Enterprise Value of approximately $12.0 billion is comprised of $6.4 billion of cash consideration, $2.8 billion in stock consideration to LS Power (24.25 million shares of NRG stock using the 10-day trailing VWAP of $114.98), $3.2 billion of net debt assumed at closing, less approximately $0.4 billion of the NPV of tax benefits generated directly as a result of the transaction. The transaction is not expected to trigger any change of control provisions under such assumed debt.

LS Power is expected to own approximately 11% of the pro forma NRG shares outstanding and has committed to a 6-month lock-up period with respect to its equity ownership of NRG common stock. LS Power’s election to receive NRG shares for approximately 23% of the purchase price, which is equivalent to 30% of its net consideration after debt assumption, reflects a strong conviction in NRG’s post-acquisition value. A portion of LS Power’s shares will be held in a voting trust such that it will control less than 10% of the overall voting rights of NRG stock at all times.

The acquisition is expected to close in the first quarter of 2026, subject to customary closing conditions and regulatory approvals including Hart-Scott-Rodino (HSR), Federal Energy Regulatory Commission (FERC), and the New York State Public Service Commission (NYSPSC).

LS Power

LS Power is retaining approximately 10 GW of electric generation capacity across natural gas, renewables, and energy storage projects, as well as several industry-leading energy solution platforms, and its LS Power Grid (LSPG) platform. LSPG, which represents the company’s competitive transmission business, has more than 780 miles of high-voltage transmission lines in operation and another 350+ miles currently under construction or development, representing a combined capital investment of more than $6 billion.

Advisors

Citi and Goldman Sachs & Co. LLC are serving as NRG’s lead M&A advisors. Scotiabank is also serving as M&A advisor to NRG. Citi and Goldman Sachs Bank USA are providing committed financing for the acquisition. White & Case LLP is serving as legal counsel to NRG.

Evercore is serving as lead financial advisor to LS Power. J.P. Morgan, Morgan Stanley & Co. LLC and Solomon Partners Securities, LLC, are serving as financial advisors to LS Power. With respect to CPower, Lazard is serving as lead financial advisor and Harris Williams is serving as financial advisor to LS Power. Milbank LLP and Willkie Farr & Gallagher LLP are serving as legal counsel to LS Power.

Conference Call and Webcast

NRG will host a conference call at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss this announcement and its financial results for the first quarter of 2025, as separately announced.

Investors, the news media, and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at www.nrg.com and clicking on “Presentations & Webcasts” in the “Investors” section found at the top of the home page. The webcast will be archived on the site for those unable to listen in real-time.

About NRG

NRG Energy, Inc. is leading the future of energy—now. Our solutions power a smarter, brighter future by helping customers achieve today's goals while solving for the challenges of tomorrow. Every day, we deliver innovative natural gas, electricity, and smart home solutions to customers large and small across North America. Visit nrg.com for more information, and connect with us on Facebook, Instagram, LinkedIn, and X.

About LS Power

Founded in 1990, LS Power is a premier development, investment, and operating company focused on the North American power and energy infrastructure sector, with leading platforms across generation, transmission and energy transition solutions. Since inception, LS Power has developed or acquired 50,000 MW of power generation, including utility-scale solar, wind, hydro, battery energy storage, and natural gas-fired facilities. Through its transmission business, LS Power Grid has built 780+ miles of high-voltage transmission with an additional 350+ miles currently under construction or development. LS Power actively invests in and scales businesses that are meeting the growing needs of the energy expansion, including electric vehicle charging, demand response, microgrids, renewable fuels and waste-to-energy platforms. Over the years, LS Power has raised more than $65 billion in debt and equity capital to support North American infrastructure. For information, please visit www.LSPower.com.

Forward-Looking Statements

In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the proposed transaction between NRG and LS Power, the expected closing of the transaction and the timing thereof, including receipt of required regulatory approvals and satisfaction of other customary closing conditions, the financing of the proposed transaction, enhancements to NRG’s credit profile, synergies, opportunities, anticipated future financial and operational performance, expected accretion to Adjusted Earnings per Share, and NRG’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, the imposition of tariffs and escalation of international trade disputes, the inability to close (or any delay in closing) the proposed acquisition of the Portfolio, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement relating to the Portfolio (including the inability to obtain required governmental and regulatory approvals in a timely manner or at all), the inability to obtain financing for the proposed acquisition of the Portfolio, the inability of the combined company to realize expected synergies and benefits of integration (or that it takes longer than expected) which may result in the combined company not operating as effectively as expected, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, the volatility in demand for power and gas, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, the failure of NRG’s expectations regarding load growth to materialize, changes in government or market regulations, the condition of capital markets generally and NRG’s ability to access capital markets, NRG’s ability to execute its supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at NRG’s generation facilities, operational and reputational risks related to the use of artificial intelligence and the adherence to developing laws and regulations related to the use thereof, NRG’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, customer origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, NRG’s ability to implement value enhancing improvements to plant operations and company wide processes, NRG’s ability to achieve or maintain investment grade credit metrics, NRG’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, NRG’s ability to operate its business efficiently, NRG’s ability to retain customers, the ability to successfully integrate businesses of acquired assets or companies (including the Portfolio), NRG’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, NRG’s ability to execute its capital allocation plan, and the other risks and uncertainties discussed in this release and in our Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”). Achieving investment grade credit metrics is not an indication of or guarantee that NRG will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Certain forward-looking non-GAAP financial measures presented herein, including compounded annual growth targets for Adjusted EPS have not been prepared in accordance with Article 11 of Regulation S-X, and may differ from a pro forma presentation prepared in accordance with Article 11 of Regulation S-X.

The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the SEC at www.sec.gov. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NRG’s most recent Annual Report on Form 10-K, and in subsequent SEC filings. NRG’s forward-looking statements speak only as of the date of this communication or as of the date they are made.

NRG Contacts

Investors
Brendan Mulhern
609.524.4767
investor.relations@nrg.com

Media
Ann Duhon

713.562.8817
ann.duhon@nrg.com

LS Power Contacts
Prosek Partners for LS Power
Pro-LScomms@prosek.com